Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Apogent Technologies Inc. and subsidiaries:

We hereby consent to incorporation by reference in the registration statements (No. 33-54434, No. 33-54436, No. 33-74112, No. 33-80098, No. 33-94822, No. 333-73588, No. 333-95169 and No. 333-47015) on Form S-8 and registration statement No. 333-75834 on Form S-3 of Apogent Technologies Inc. and subsidiaries of our report dated November 11, 2002, except as to the second paragraph of note 1, and as to notes 1(r), 2, 4, 5, 7 and 15, which are as of March 25, 2003, relating to the consolidated balance sheets of Apogent Technologies Inc. and subsidiaries as of September 30, 2002 and 2001 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended September 30, 2002, which report appears in Exhibit 99.1 to the Current Report on Form 8-K of Apogent Technologies Inc. filed May 13, 2003.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

/s/KPMG LLP

Boston, Massachusetts

May 13, 2003